CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement File No.
333-195440 on Form S-3 of our reports dated March 10, 2014 relating to the consolidated financial statements and financial statement schedules, which appear in the AXA Equitable Life Insurance Company’s Annual Report on Form 10-K for the year ended
December 31, 2013. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

July 9, 2014